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                                                                    Exhibit 23.4


                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the use of our report dated June 22, 1999, except as to note 13 which is as of November 26, 1999, relating to the consolidated balance sheets of SFG Technologies Inc. as at December 31, 1998 and April 30, 1998 and the consolidated statements of operations, deficit, and cash flows for the eight month period ended December 31, 1998 and for each of the years in the three year period ended April 30, 1998, in the registration statement on Form S-1 of Cayenta, Inc.


/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
December 28, 1999